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                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT



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

                                                               STATE OF                 D/B/A NAME
         NAME OF COMPANY                                      ORGANIZATION            (IF APPLICABLE)

Cornerstone Properties Limited Partnership                   Delaware                Wilson-Cornerstone Properties Limited
                                                                                     Partnership, Colorado Cornerstone
                                                                                     Properties Limited Partnership,
                                                                                     Wilson-Cornerstone Properties,
                                                                                     Wilson-Cornerstone

ARICO--Denver, Inc.                                          Delaware
1700 Lincoln Inc.                                            Delaware
1700 Lincoln Limited                                         Colorado
191 Finance Associates, L.P.                                 Georgia
Cornerstone Aviation, LLC                                    Delaware
Cornerstone Holdings, LLC                                    Delaware
Cornerstone Bayhill Holdings, LLC                            Delaware
Cornerstone Commerce Park Holdings, LLC                      Delaware
Bayhill Associates                                           California
Second and Main Associates                                   Utah
222 Berkeley Cornerstone LLC                                 Delaware
125 Summer Street Cornerstone LLC                            Delaware
500 Boylston Cornerstone LLC                                 Delaware
60 State Street Cornerstone LLC                              Delaware
Cornerstone 11 Canal Center LLC                              Delaware
Cornerstone 200 Galleria LLC                                 Delaware
Cornerstone 527 Madison LLC                                  Delaware
Cornerstone 99 Canal LLC                                     Delaware
Cornerstone Charlotte Plaza LLC                              Delaware
Cornerstone Dearborn LLC                                     Delaware
Cornerstone Deerfield LLC                                    Delaware
Cornerstone Denver LLC                                       Delaware
Cornerstone Market Square II LLC                             Delaware
Cornerstone Market Square LLC                                Delaware
Cornerstone Minneapolis LLC                                  Delaware
Cornerstone New York LLC                                     Delaware
Cornerstone Oakbrook LLC                                     Delaware
Cornerstone Peachtree LLC                                    Delaware
Cornerstone Seattle LLC                                      Delaware
Cornerstone TransPotomac Plaza LLC                           Delaware
One Memorial Cornerstone LLC                                 Delaware
Cornerstone Wilshire--Cal LLC                                Delaware
201 California LLC                                           Delaware
1299 Ocean LLC                                               Delaware


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                                                               STATE OF                 D/B/A NAME
         NAME OF COMPANY                                      ORGANIZATION            (IF APPLICABLE)

WCP Services, Inc.                                           Delaware
DIHC Market Square, Inc.                                     Georgia
Agoura Hills Business Park Associates, LLC                   California
Ten Almaden Associates, LLC                                  California
18301 Associates, L.P.                                       California
110 Atrium Place Associates, LLC                             California
Bay Park Plaza Associates, L.P.                              California
Biltmore Lakes Associates, L.P.                              California
Bixby Office Park Associates, LLC                            California
66 Bovet Associates, LLC                                     California
490 California Associates, LLC                               California
Campus Drive Investment Company                              California
Centerside Associates, L.P.                                  California
2300 CR Associates, LLC                                      California
Crossroads Limited                                           California
2000 Crow Canyon Associates, L.P.                            California
2010 Crow Canyon Associates, L.P.                            California
1300 El Camino Associates, L.P.                              California
188 Embarcadero Associates, L.P.                             California
Embarcadero Place Associates, LLC                            California
Exposition Centre Associates, L.P.                           California
Gateway Phoenix Associates, L.P.                             California
GBC--University Associates, L.P.                             California
Hacienda Plaza Associates, LLC                               California
Island Corporate Center Associates, LLC                      California
Janss Promenade Associates, LLC                              California
2677 Main Street Associates, LLC                             Delaware
120 Montgomery Associates, LLC                               California
4550 NCR Associates, LLC                                     California
4600 NCR Associates, LLC                                     California
700 North Brand Associates, L.P.                             California
1737 North First Street Associates, L.P.                     California
Office Opportunity Associates, LLC                           California
One Bay Plaza Associates, L.P.                               California
One Post Associates, LLC                                     California
Park Plaza Associates, LLC                                   California
Peninsula Office Park Associates, L.P.                       California
Pruneyard Associates, LLC                                    California
429 Santa Monica Associates, LLC                             California
7373 Scottsdale Associates, L.P.                             California
Seaport Centre Associates, LLC                               California
Seaport Plaza Associates, LLC                                California
Searise Associates, LLC                                      California


                              Exhibit 21 -- Page 2

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                                                               STATE OF                 D/B/A NAME
       NAME OF COMPANY                                        ORGANIZATION            (IF APPLICABLE)

5990 Sepulveda Associates, L.P.                              California
1301 Shoreway Associates, L.P.                               California
5300 South Associates, LLC                                   California
1600 South Main Associates, L.P.                             California
5820 Stoneridge Associates, L.P.                             California
Warner Park Associates, LLC                                  California
West Wilshire Associates, LLC                                California
Westlake Spectrum Associates, L.P.                           California
Westlake Spectrum Two Associates, LLC                        California
1320 Willow Pass Associates, L.P.                            California
1390 Willow Pass Associates, L.P.                            California
2700 Ygnacio Associates, LLC                                 California
Cornerstone Capitol Mall Holdings, L.P.                      California
400 Capitol Mall Venture                                     California
Ferry Building Investors, LLC                                California
Two Twenty Two Berkeley Venture                              Massachusetts
Five Hundred Boylston West Venture                           Massachusetts
Galleria Retention Area Associates, LLC                      Georgia
Market Square Development Investors                          Washington, D.C.
Market Square Associates                                     Washington, D.C.
Avenue Associates Limited Partnership                        Washington, D.C.
NWC Limited Partnership                                      Minnesota
One Ninety One Peachtree Associates                          Georgia
Third and University Limited Partnership                     Washington

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                             Exhibit 21 -- Page 3